UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

U.S. GLOBAL INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-13928	74-1598370
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Callaghan Road, San Antonio, Texas 78229
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 210-308-1234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.025 par value per share	GROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

(b) Engagement of New Independent Registered Public Accounting Firm.

On December 16, 2022, the Board of Directors of U.S. Global Investors, Inc. (the "Company"), engaged Grant Thornton LLP (“Grant Thornton”) as the Company's new independent registered public accounting firm commencing with the review of the Company’s financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2022.

During the fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through December 16, 2002, neither the Company nor anyone acting on the Company’s behalf consulted with Grant Thornton in any capacity, nor consulted with any member of that firm, regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Global Investors, Inc.

By:	/s/ Lisa Callicotte
Lisa Callicotte
CFO

Dated:     December 21, 2022